Exhibit 77Q1(d)

Sub-Item 77Q1(d): Rule 18f-3 Plan

The response to sub-item 77Q1(d) with respect to California Daily Tax Free Income Fund, Inc. (the "Company") is incorporated by reference to the Company's Post-Effective Amendment No. 38, as filed with the Securities and Exchange Commission on April 30, 2013 (Accession No. 0001193125-13-184686).